UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2019

FALCONSTOR SOFTWARE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23970	77-0216135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Brazos Street, Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 631-777-5188

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
NA	NA	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 11, 2019, the Company held its Annual Meeting for the purposes of voting on the matters disclosed in its definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on May 23, 2019. As of the record date of April 30, 2019, there were 587,255,165 shares of Common Stock outstanding and entitled to notice of and to vote at the Annual Meeting as well as an additional 7,317,073 shares that could vote pursuant to the terms of the Company’s outstanding Series A Preferred Stock. The final voting for the matters submitted to a vote of stockholders is as follows:

Proposal No. 1 — Election of Director

At the Annual Meeting, stockholders voted for the election of one director for a three-year term until the annual meeting of stockholders to be held in 2022 or until his successor is elected and qualified. The Company’s nominee for director received the requisite plurality of the votes cast by the holders of shares present at the Annual Meeting in person or by proxy and entitled to vote thereon, and, accordingly, was elected to the Board of Directors for a three-year term until the annual meeting of stockholders to be held in 2022 and until his successor is duly elected and qualified. The number of votes cast for and withheld from the nominee is set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Todd Brooks	363,223,566	187,353	—

Proposal No. 2 — Approval of Charter Amendment

The proposal for the approval of an amendment to the Company Restated Certificate of Incorporation, as amended (the “Charter”) to effect a reverse stock split of the Company’s common stock, par value $0.001 (the “Common Stock”, at a ratio of not less than 1-for-10 and not greater than 1-for-100 and a reduction in the number of authorized shares of Common Stock to 30,000,000 was approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, voting separately as a single class, as well as the affirmative vote of a majority of the outstanding shares entitled to vote at the Annual Meeting, as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
362,764,016	640,792	6,111	—

Proposal No. 3 — Approval of Protective Amendment

The proposal for the approval of an amendment to the Charter designed to protect the tax benefits of the Company’s net operating loss carry forward was approved by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting, as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
363,272,533	132,335	6,051	—

Proposal No. 4 — Approval of Non-binding Advisory Resolution Regarding the Compensation of the Company’s Named Executive Officers

The proposal for the approval of the Non-binding Advisory Resolution regarding the compensation of the Company’s Named Executive Officers was approved by a majority of the votes cast as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
362,927,668	260,430	222,821	—

Proposal No. 5 — Independent Registered Public Accounting Firm

The proposal for the ratification of the selection of Marcum LLP as the Company’s independent registered public accountants for the current fiscal year ending December 31, 2019 was approved by a majority of the votes cast as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
363,242,256	68,385	100,728	—

Please note that with respect to Proposal No. 2, the votes for approval of the proposal by the holders of Common Stock voting separately as a single class totaled 355,610,595.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2019	FALCONSTOR SOFTWARE, INC.

	By:	/s/ Brad Wolfe
		Name:	Brad Wolfe
		Title:	Executive Vice President, Chief Financial Officer & Treasurer